As filed with the Securities and Exchange Commission on April 30, 1998. -------------------------File No. 811-07363----------------------------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 3

                                GROWTH PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                        50 California Street, 27th Floor
                         San Francisco, California 94111

                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 415-392-6181

                             Michael A. Silver, Esq.
                            Assistant General Counsel
                      Chancellor LGT Asset Management, Inc.
                        50 California Street, 27th Floor
                         San Francisco, California 94111

                     (Name and Address of Agent for Service)
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This Amendment to the Registration Statement of Growth Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of
1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                GROWTH PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

This  registration   statement  of  Growth  Portfolio   contains  the  following
documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A

    Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

    Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 41 to the Registration Statement of G.T. Global Growth Series ("Growth Series") (1940 Act File No. 811-2699), as filed with the Securities and Exchange Commission ("SEC") on March 10, 1998 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the joint prospectus of the GT Global Equity Funds ("Feeder's Part A").

Item 4.  GENERAL DESCRIPTION OF REGISTRANT.
------------------------------------------

    Growth Portfolio is a diversified, open-end management investment company which was organized as a New York common law trust pursuant to a Declaration of Trust dated as of May 4, 1995, and amended and restated as of September 25, 1995.

    Beneficial interests in the Growth Portfolio are divided currently into two separate subtrusts or "series" -- Small Cap Portfolio and Value Portfolio (individually, a "Portfolio" and collectively, the "Portfolios") -- each having a distinct investment objective and distinct investment policies. Each Portfolio is described herein. Additional subtrusts of Growth Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio, and no other.

    Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are
"accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

    Each Portfolio's investment manager and administrator is Chancellor LGT Asset Management, Inc. ("Chancellor LGT"). Chancellor LGT and its worldwide affiliates are part of Liechtenstein Global Trust, formerly BIL GT Group Limited, a provider of global asset management and private banking products and services to individual and institutional investors.

    On January 30, 1998, Liechtenstein Global Trust, AG ("LGT"), the indirect parent organization of Chancellor LGT entered into an agreement with AMVESCAP PLC ("AMVESCAP") pursuant to which AMVESCAP will acquire LGT's Asset Management Division, which includes Chancellor LGT (the "Purchase"). AMVESCAP is a holding company formed in 1997 by the merger of INVESCO PLC and AIM Management Group Inc. Consummation of the purchase is subject to a number of contingencies, including regulatory approvals. The transaction would constitute an assignment of, and thereby result in the termination of, Growth Portfolio's investment management agreement with Chancellor LGT. Accordingly, Growth Portfolio's Board of Trustees has approved, subject to shareholder approval, a new investment management and administration agreement between AIM Advisors, Inc. ("AIM"), a wholly-owned subsidiary of AMVESCAP, and the Growth Portfolio and a sub-advisory and sub-administration agreement between AIM and Chancellor LGT, which will become a separate, indirect wholly owned subsidiary of AMVESCAP. Under the new agreements, AIM would serve as investment manager and administrator and Chancellor LGT would serve as investment sub-adviser and sub-administrator of the Growth Portfolio. In addition to shareholder approval, implementation of the new investment advisory arrangements is contingent upon the consummation of the Purchase. The Board of Trustees has also approved the reorganization of the Growth Portfolio from a New York common law trust into a Delaware business trust. If the matters are approved by shareholders and the Purchase consummated, it is anticipated that the changes described above will become effective on or about June 1, 1998.

Information on the Portfolios' investment objectives, the kinds of securities in which the Portfolios principally invest, other investment practices of the Portfolios and the risk factors associated with investments in the Portfolios are incorporated herein by reference from the sections entitled "Investment Objectives and Policies" and "Risk Factors" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.

Item 5. MANAGEMENT OF THE PORTFOLIOS.
------------------------------------

    A description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

--------------------------------------------------------
       Item 5 (a)    Management
--------------------------------------------------------
       Item 5 (b)    Management--Investment  Management
                     and
                     Administration
--------------------------------------------------------
       Item 5 (c)    Management
--------------------------------------------------------
       Item 5 (d)    Management
--------------------------------------------------------
       Item 5 (e)    Other Information--Transfer Agent
--------------------------------------------------------
       Item 5 (f)    Management; Prospectus Summary
--------------------------------------------------------
       Item 5 (g)    Management
--------------------------------------------------------


Item 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.
-----------------------------------------------------

      Not Applicable.

Item 6.  CAPITAL STOCK AND OTHER SECURITIES.
-------------------------------------------

    Growth Portfolio is organized as a New York common law trust. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of Growth Portfolio. Growth Portfolio currently has two series (i.e., the Portfolios). Growth Portfolio reserves the right to create and issue additional series. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its interest in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV"). Each investor in a Portfolio will be liable for all obligations of that Portfolio but not of the other Portfolios. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which that Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

    As of the date of this Registration Statement, Growth Series owns a majority interest in the Growth Portfolio and each Portfolio. However, Growth Series has undertaken that, with respect to most matters on which the Growth Portfolio seeks a vote of its interestholders, Growth Series will seek a vote of its shareholders and will vote its interest in the Growth Portfolio in accordance with their instructions.

    Investments in a Portfolio have no pre-emptive or conversion rights. Growth Portfolio is not required to hold annual meetings of investors, but it will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of Growth Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in that Portfolio's net assets available for distribution to investors.

    Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

    Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Growth

Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

    Investor inquiries may be directed to Chancellor LGT at the following address: 50 California Street, 27th Floor, San Francisco, CA 94111.

Item 7.  PURCHASE OF SECURITIES.
-------------------------------

    Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

    An investment in a Portfolio may be made without a sales load at the NAV next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

    Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Calculation of Net Asset Value" in the Feeder's Part A.

    Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Item 8.  REDEMPTION OR REPURCHASE.
---------------------------------

    An investor in a Portfolio may redeem any portion or all of its investment at any time at the NAV next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a redemption will be paid by a Portfolio in federal funds normally on the next business day after the redemption is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

    The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

Item 9.  PENDING LEGAL PROCEEDINGS.
----------------------------------

      Not applicable.

                                     PART B



    Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

    Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of GT Global America Small Cap Growth Fund ("Small Cap Fund") and GT Global America Value Fund ("Value Fund") (collectively, "Feeder's Part B").

Item 10.  COVER PAGE.
--------------------

    Not applicable.


Item 11.  TABLE OF CONTENTS.
---------------------------

                                                             Page

      General Information and History........................B-1
      Investment Objectives and Policies.....................B-1
      Management of the Growth Portfolio.....................B-1
      Control Persons and Principal Holders of Interests.....B-2
      Investment Advisory and Other Services.................B-2
      Brokerage Allocation and Other Practices...............B-3
      Capital Stock and Other Securities.....................B-3
      Purchase, Redemption and Pricing of Interests..........B-4
      Tax Status.............................................B-4
      Underwriters...........................................B-4
      Calculation of Performance Data........................B-4
      Financial Statements...................................B-4

   Item 12.  GENERAL INFORMATION AND HISTORY.
   -----------------------------------------

      Not applicable.

   Item 13.  INVESTMENT OBJECTIVES AND POLICIES.
   --------------------------------------------

    Part A contains basic information about the investment objectives, policies and limitations of the Portfolios. This Part B supplements the discussion in Part A of the investment objectives, policies and limitations of the Portfolios.

    Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Objectives and Policies," "Options and Futures," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.

Item 14.  MANAGEMENT OF THE GROWTH PORTFOLIO.
--------------------------------------------

    Information about the Trustees and Officers of the Growth Portfolio, and their roles in management of the Portfolios and other GT Global Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

    The Board of Trustees has a Nominating and Audit Committee, comprised of Ms. Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of Growth Portfolio and its Portfolios recommending firms to serve as independent auditors for Growth Portfolio. Each of the Trustees and officers of the Growth Portfolio is also a Director and officer of G.T. Investment Portfolios, Inc., G.T. Investment Funds, Inc. and GT Global Floating Rate Fund, Inc., and a Trustee and officer of G.T. Global Growth Series, G.T. Global Eastern Europe Fund, G.T. Global Variable Investment Trust, GT Global Variable Investment Series, GT Global Series Trust, Global Investment Portfolio, Global High Income Portfolio and Floating Rate Portfolio, which also are registered investment companies managed and administered by Chancellor LGT. Each Trustee and Officer serves in total as a Director, Trustee and/or Officer, respectively, of 12 registered investment companies with 47 series managed or administered by Chancellor LGT.

    Each Trustee who is not a director, officer or employee of Chancellor LGT or any affiliated company and other Trustees and officers receive no compensation or expense reimbursement from the Portfolio. For the fiscal year ended December 31, 1997, the Small Cap Portfolio and Value Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley Trustees' fees and expense reimbursements of $0, $0, $0 and $0 each. For the fiscal year ended December 31, 1997, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of Chancellor LGT or any affiliated company, each received total compensation of $103,654, $106,556, $89,700 and $98,038, respectively, from the investment companies managed or administered by Chancellor LGT for which he or she served as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

    As of the date of this filing, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

Item 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
-----------------------------------------------------------------------

    As of the date of this filing, Small Cap Fund and Value Fund (each a "Fund," and collectively, the "Funds") owned 99.9% and 99.9% of the value of the outstanding beneficial interests in Small Cap Portfolio and Value Portfolio, respectively (a "corresponding Portfolio"). Because each Fund currently controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

    Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

Item 16. INVESTMENT ADVISORY AND OTHER SERVICES.
---------------------------------------------------

    Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management," "Trustees and Executive Officers" and "Additional Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Items 16 of Form N-1A may be found; each section is incorporated herein by reference.


--------------------------------------------------------
       Item 16 (a)    Management;           Additional
                      Information
--------------------------------------------------------
       Item 16 (b)    Management
--------------------------------------------------------
       Item 16 (c)    Not applicable
--------------------------------------------------------
       Item 16 (d)    Management
--------------------------------------------------------
       Item 16 (e)    Not applicable
--------------------------------------------------------
       Item 16 (f)    Not applicable
--------------------------------------------------------
       Item 16 (g)    Not applicable
--------------------------------------------------------
       Item 16 (h)    Additional Information
--------------------------------------------------------
       Item 16 (i)    Not applicable
--------------------------------------------------------

For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, the Small Cap Portfolio and the Value Portfolio paid investment management and administration fees of $1,293 and $622, respectively, to Chancellor LGT. For the same period, the Small Cap Fund and Value Fund paid administration fees of $755 and $349, respectively, to Chancellor LGT. For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, Chancellor LGT reimbursed the Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $1,293 and $622, respectively; for the same period, the Small Cap Fund and Value Fund reimbursed administration fees in the amounts of $755 and $349, respectively. Accordingly, Chancellor LGT reimbursed each Fund and its respective Portfolio investment management and administration fees in the aggregate amounts of $2,048 and $971, respectively.

For the fiscal years ended December 31, 1997 and December 31, 1996, the Small Cap Portfolio and the Value Portfolio paid investment management and administration fees of $120,544 and $73,312; and $74,372 and $27,487, respectively, to Chancellor LGT. For the same periods, the Small Cap Fund and Value Fund paid administration fees of $63,460 and $39,004; and $39,171 and $14,722, respectively, to Chancellor LGT. For the fiscal years ended December 31, 1997 and December 31, 1996, Chancellor LGT reimbursed the Small Cap
Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $67,837 and $73,312; and $74,372 and $27,487, respectively; for the same periods, Chancellor LGT reimbursed the Small Cap Fund and Value Fund for their respective administration fees in the amounts of $63,460 and $39,004; and $39,171 and $14,722, respectively. Accordingly, Chancellor LGT reimbursed each Fund and its corresponding Portfolio investment management and administration fees in the aggregate amounts of $131,297 and $112,316; and $113,543 and $42,209, respectively.

For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, Chancellor LGT, pursuant to a voluntary expense undertaking to limit expenses to the maximum annual level of 1.65% of average daily net assets of Advisor Class shares of the Funds, reimbursed the Small Cap Fund and Value Fund for expenses in the additional amounts of $65,079 and $66,907, respectively.

For the fiscal years ended December 31, 1997 and December 31, 1996, the Manager, pursuant to its voluntary expense undertaking, reimbursed the Small Cap Fund and Value Fund for expenses in the additional amounts of $0 and $58,269; and $38,419 and $164,683, respectively.

Item 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
--------------------------------------------------

A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

Item 18.  CAPITAL STOCK AND OTHER SECURITIES.
--------------------------------------------

    Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. An investor in a Portfolio is entitled to participate pro rata in distributions of the Portfolio's income and gains and to be allocated a pro rata share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights. Investments in each Portfolio may not be transferred.

    Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in Growth Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Growth Portfolio is not required to hold annual meetings of investors but Growth Portfolio will hold special meetings of investors when (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in Growth Portfolio (or a Portfolio) request in writing a meeting of investors in Growth Portfolio (or a Portfolio). No amendment required to be approved by investors by law may be made to Growth Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

    Growth Portfolio may enter into a merger or consolidation, or sell all or substantially all of its (or a Portfolio's) assets, upon such terms and conditions and for such consideration when and as authorized by the Trustees. Any such merger shall be deemed for all such purposes to have been accomplished under and pursuant to the law of the State of New York. A Portfolio may also be dissolved (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of the beneficial interests in such Portfolio (with the vote of each being in proportion to the amount of their investment), (ii) by the Trustees by written notice to its investors, or (iii) 120 days after a holder of beneficial interests in a Portfolio either (a) makes an assignment for the benefit of creditors, or (b) files a voluntary petition in bankruptcy, or (c) is adjudged a bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding, or (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any bankruptcy statute or regulation, or (e) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding referred to in clauses (c) or (d) above, or (f) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such holder of beneficial interest or of all or any substantial part of its properties, or (g) is expelled from the Portfolio, whichever occurs first. However, within such 120 days, holders of beneficial interests of the Portfolio (excluding the holder with respect to which an event described in (a) - (g) has occurred) owning a majority of the beneficial interests in a Portfolio may vote to continue its business, even if such a dissolution has occurred.

    Growth Portfolio is organized as a New York common law trust. Investors in each Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by that Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of that Portfolio than its proportionate beneficial interest in such Portfolio. The Declaration of Trust also provides that each Portfolio may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

    The Declaration of Trust further provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust provides that the Trustees and officers will be indemnified by Growth Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Growth Portfolio, unless, as to liability to Growth Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Growth Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
--------------------------------------------------------

    Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, as amended. See Items 4 and 7 in Part A.

    Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Valuation of Fund Shares" in the Feeder's Part B. See also Items 7 & 8 in Part A.

    Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's NAV (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in selling any such securities so received and would be subject to any increase or decrease in the value of the securities until they were sold.

    Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the NAV of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.

Item 20.  TAX STATUS.
--------------------

    Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Taxes" in the Feeder's Part B.

Item 21.  UNDERWRITERS.
----------------------

    Not applicable.


Item 22.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

    Not applicable.

Item 23.  FINANCIAL STATEMENTS.
------------------------------

    The financial statements of each Portfolio for the fiscal year ended December 31, 1997, are included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting.

                               SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

                        REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT

To the Shareholders and Board of Trustees of Growth Portfolio:

We have audited the accompanying statements of assets and liabilities of Small Cap Growth Portfolio and Value Portfolio, including the portfolios of investments, as of December 31, 1997, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years then ended and the supplementary data for each of the periods indicated herein. These financial statements and the supplementary data are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Small Cap Growth Portfolio and Value Portfolio as of December 31, 1997, the results of their operations for the year then ended, the changes in their net assets for each of the two years then ended and the supplementary data for each of the periods indicated herein, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
FEBRUARY 17, 1998

                                       F1

                               SMALL CAP PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (33.0%)
  Signature Resorts, Inc.-/- ................................   US             45,550   $    996,400         3.0
    LEISURE & TOURISM
  Personnel Group of America, Inc.-/- .......................   US             25,700        848,100         2.5
    BUSINESS & PUBLIC SERVICES
  Insight Enterprises, Inc.-/- ..............................   US             20,700        760,725         2.3
    RETAILERS-OTHER
  Vistana, Inc.-/- ..........................................   US             26,900        618,700         1.8
    LEISURE & TOURISM
  American Disposal Services, Inc.-/- .......................   US             16,700        609,550         1.8
    CONSUMER SERVICES
  CDW Computer Centers, Inc.-/- .............................   US             11,000        573,375         1.7
    RETAILERS-OTHER
  Superior Services, Inc.-/- ................................   US             18,000        519,750         1.5
    CONSUMER SERVICES
  Lason Holdings, Inc.-/- ...................................   US             19,000        505,875         1.5
    CONSUMER SERVICES
  BA Merchant Services, Inc. "A"-/- .........................   US             28,400        504,100         1.5
    BUSINESS & PUBLIC SERVICES
  Comfort Systems USA, Inc.-/- ..............................   US             22,800        450,300         1.3
    BUSINESS & PUBLIC SERVICES
  HA-LO Industries, Inc.-/- .................................   US             17,200        447,200         1.3
    CONSUMER SERVICES
  Clear Channel Communications, Inc.-/- .....................   US              5,600        444,850         1.3
    TELECOM - OTHER
  Caribiner International, Inc.-/- ..........................   US              9,300        413,850         1.2
    CONSUMER SERVICES
  Henry Schein, Inc.-/- .....................................   US             11,400        399,000         1.2
    RETAILERS-OTHER
  Lamar Advertising Co.-/- ..................................   US              9,700        385,575         1.1
    BUSINESS & PUBLIC SERVICES
  C.H. Robinson Worldwide, Inc. .............................   US             16,600        371,425         1.1
    TRANSPORTATION - SHIPPING
  Jevic Transportation, Inc.-/- .............................   US             21,100        340,238         1.0
    TRANSPORTATION - SHIPPING
  Universal Outdoor Holdings, Inc.-/- .......................   US              5,900        306,800         0.9
    BUSINESS & PUBLIC SERVICES
  Bright Horizons, Inc.-/- ..................................   US             16,000        300,000         0.9
    CONSUMER SERVICES
  Hagler Bailly, Inc.-/- ....................................   US             10,900        245,250         0.7
    BUSINESS & PUBLIC SERVICES
  Service Experts, Inc.-/- ..................................   US              8,400        240,450         0.7
    CONSUMER SERVICES
  Industrial Distribution Group, Inc.-/- ....................   US             13,900        218,056         0.6
    WHOLESALE & INTERNATIONAL TRADE
  Execustay Corp.-/- ........................................   US             19,300        188,175         0.6
    LEISURE & TOURISM
  BridgeStreet Accomodations, Inc.-/- .......................   US             17,700        179,766         0.5
    CONSUMER SERVICES
  EduTrek International, Inc. "A"-/- ........................   US              4,900        127,400         0.4
    BUSINESS & PUBLIC SERVICES

    The accompanying notes are an integral part of the financial statements.

                                       F2

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (Continued)
  Linens 'N Things, Inc.-/- .................................   US              1,800   $     78,525         0.2
    RETAILERS-APPAREL
  NEXTLINK Communications, Inc. "A"-/- ......................   US              3,600         76,725         0.2
    TELEPHONE - REGIONAL/LOCAL
  Coldwater Creek, Inc.-/- ..................................   US              1,800         60,750         0.2
    RETAILERS-OTHER
                                                                                        ------------
                                                                                          11,210,910
                                                                                        ------------
Health Care (14.0%)
  Jones Medical Industries, Inc. ............................   US             16,700        638,775         1.9
    MEDICAL TECHNOLOGY & SUPPLIES
  SangStat Medical Corp.-/- .................................   US              9,400        380,700         1.1
    MEDICAL TECHNOLOGY & SUPPLIES
  Atria Communities, Inc.-/- ................................   US             21,300        364,763         1.1
    HEALTH CARE SERVICES
  ESC Medical Systems Ltd.-/- {\/} ..........................   ISRL            9,400        364,250         1.1
    MEDICAL TECHNOLOGY & SUPPLIES
  SEQUUS Pharmaceuticals, Inc.-/- ...........................   US             47,900        356,256         1.0
    PHARMACEUTICALS
  AmeriSource Health Corp. "A"-/- ...........................   US              5,600        329,000         1.0
    HEALTH CARE SERVICES
  Waters Corp.-/- ...........................................   US              8,500        319,813         0.9
    MEDICAL TECHNOLOGY & SUPPLIES
  Arris Pharmaceutical Corp.-/- .............................   US             36,800        308,200         0.9
    PHARMACEUTICALS
  Pharmacopeia, Inc.-/- .....................................   US             18,100        289,600         0.9
    BIOTECHNOLOGY
  Lunar Corp.-/- ............................................   US             13,800        282,900         0.8
    MEDICAL TECHNOLOGY & SUPPLIES
  VIVUS, Inc.-/- ............................................   US             24,600        261,375         0.8
    MEDICAL TECHNOLOGY & SUPPLIES
  COR Therapeutics, Inc.-/- .................................   US              9,700        218,250         0.6
    BIOTECHNOLOGY
  Focal, Inc.-/- ............................................   US             18,000        191,250         0.6
    MEDICAL TECHNOLOGY & SUPPLIES
  Nitinol Medical Technologies, Inc.-/- .....................   US             15,000        120,000         0.4
    MEDICAL TECHNOLOGY & SUPPLIES
  Gilead Sciences, Inc.-/- ..................................   US              2,700        103,275         0.3
    BIOTECHNOLOGY
  AmeriPath, Inc.-/- ........................................   US              5,800         98,600         0.3
    HEALTH CARE SERVICES
  Depotech Corp.-/- .........................................   US             23,500         83,719         0.2
    PHARMACEUTICALS
  Sofamor Danek Group, Inc.-/- ..............................   US                600         39,038         0.1
    MEDICAL TECHNOLOGY & SUPPLIES
                                                                                        ------------
                                                                                           4,749,764
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                                       F3

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Technology (12.8%)
  Software AG Systems, Inc.-/- ..............................   US             31,600   $    458,200         1.3
    SOFTWARE
  Documentum, Inc.-/- .......................................   US             10,000        421,250         1.2
    SOFTWARE
  Analysts International Corp. ..............................   US             11,050        381,225         1.1
    COMPUTERS & PERIPHERALS
  Roper Industries, Inc. ....................................   US             12,600        355,950         1.0
    INSTRUMENTATION & TEST
  Pegasystems, Inc.-/- ......................................   US             16,000        323,000         0.9
    SOFTWARE
  Integrated Circuit Systems, Inc.-/- .......................   US             10,900        310,650         0.9
    SEMICONDUCTORS
  MRV Communications, Inc.-/- ...............................   US             12,900        307,988         0.9
    TELECOM TECHNOLOGY
  Ciber, Inc.-/- ............................................   US              4,800        278,400         0.8
    COMPUTERS & PERIPHERALS
  Inacom Corp.-/- ...........................................   US              9,300        260,981         0.8
    COMPUTERS & PERIPHERALS
  Peerless Systems Corp.-/- .................................   US             18,500        238,188         0.7
    SOFTWARE
  Metro Information Services, Inc.-/- .......................   US              7,700        213,675         0.6
    COMPUTERS & PERIPHERALS
  Aspect Development, Inc.-/- ...............................   US              3,400        176,800         0.5
    SOFTWARE
  Logility, Inc.-/- .........................................   US             18,100        176,475         0.5
    SOFTWARE
  Cirrus Logic, Inc.-/- .....................................   US             15,800        167,875         0.5
    SEMICONDUCTORS
  Pericom Semiconductor Corp.-/- ............................   US             15,400        112,613         0.3
    SEMICONDUCTORS
  FactSet Research Systems, Inc.-/- .........................   US              2,300         70,725         0.2
    COMPUTERS & PERIPHERALS
  Aehr Test Systems-/- ......................................   US              8,400         67,200         0.2
    INSTRUMENTATION & TEST
  PRI Automation, Inc.-/- ...................................   US              2,000         57,750         0.2
    COMPUTERS & PERIPHERALS
  Excel Switching Corp.-/- ..................................   US              2,800         50,050         0.2
    TELECOM TECHNOLOGY
                                                                                        ------------
                                                                                           4,428,995
                                                                                        ------------
Finance (9.3%)
  AmeriCredit Corp.-/- ......................................   US             15,100        418,081         1.2
    CONSUMER FINANCE
  Camden Property Trust .....................................   US             13,400        415,400         1.2
    REAL ESTATE INVESTMENT TRUST
  LaSalle Partners, Inc.-/- .................................   US             11,500        409,688         1.2
    REAL ESTATE
  Affiliated Managers Group, Inc.-/- ........................   US             13,000        377,000         1.1
    INVESTMENT MANAGEMENT

    The accompanying notes are an integral part of the financial statements.

                                       F4

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Finance (Continued)
  ARM Financial Group, Inc. "A"-/- ..........................   US             13,200   $    348,150         1.0
    INVESTMENT MANAGEMENT
  HomeSide, Inc.-/- .........................................   US             12,000        330,750         1.0
    SAVINGS & LOANS
  Stirling Cooke Brown Holdings Ltd.-/- .....................   US              8,900        218,050         0.6
    INSURANCE - PROPERTY-CASUALTY
  Resource America, Inc. "A" ................................   US              3,900        178,425         0.5
    CONSUMER FINANCE
  American Capital Strategies Ltd. ..........................   US              9,800        177,625         0.5
    CONSUMER FINANCE
  PAULA Financial-/- ........................................   US              5,800        133,400         0.4
    REAL ESTATE
  Tower Realty Trust, Inc. ..................................   US              5,100        125,588         0.4
    REAL ESTATE INVESTMENT TRUST
  Citizens National Bank of Texas ...........................   US              6,600         82,500         0.2
    BANKS-REGIONAL
                                                                                        ------------
                                                                                           3,214,657
                                                                                        ------------
Capital Goods (7.2%)
  General Cable Corp.-/- ....................................   US             17,500        633,281         1.9
    INDUSTRIAL COMPONENTS
  Knoll, Inc.-/- ............................................   US             18,400        591,100         1.7
    OFFICE EQUIPMENT
  Chart Industries, Inc. ....................................   US             17,100        390,094         1.1
    MACHINERY & ENGINEERING
  OSI Systems, Inc.-/- ......................................   US             22,300        273,175         0.8
    ELECTRICAL PLANT/EQUIPMENT
  Wyman-Gordon Co.-/- .......................................   US             13,700        268,863         0.8
    ELECTRICAL PLANT/EQUIPMENT
  The Middleby Corp.-/- .....................................   US             20,700        161,719         0.5
    MACHINERY & ENGINEERING
  Power-One, Inc.-/- ........................................   US              9,000        123,750         0.4
    INDUSTRIAL COMPONENTS
                                                                                        ------------
                                                                                           2,441,982
                                                                                        ------------
Energy (5.3%)
  Newfield Exploration Co.-/- ...............................   US             27,900        650,419         1.9
    OIL
  Hanover Compressor Co.-/- .................................   US             27,800        556,000         1.6
    ENERGY EQUIPMENT & SERVICES
  Pride International, Inc.-/- ..............................   US             10,400        262,600         0.8
    OIL
  ADAC Laboratories-/- ......................................   US             13,100        258,725         0.8
    ENERGY EQUIPMENT & SERVICES
  Dril-Quip, Inc.-/- ........................................   US              2,000         70,250         0.2
    ENERGY EQUIPMENT & SERVICES
                                                                                        ------------
                                                                                           1,797,994
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                                       F5

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Consumer Non-Durables (4.2%)
  JLK Direct Distribution, Inc. "A"-/- ......................   US             20,200   $    565,600         1.7
    OTHER CONSUMER GOODS
  DM Management Co.-/- ......................................   US             20,900        326,563         1.0
    OTHER CONSUMER GOODS
  GameTech International, Inc.-/- ...........................   US             30,100        323,575         1.0
    RECREATION
  Meadowcraft, Inc.-/- ......................................   US             13,600        159,800         0.5
    HOUSEHOLD PRODUCTS
                                                                                        ------------
                                                                                           1,375,538
                                                                                        ------------
Materials/Basic Industry (3.9%)
  Cambrex Corp. .............................................   US             10,100        464,600         1.4
    CHEMICALS
  Gibraltar Steel Corp.-/- ..................................   US             22,600        446,350         1.3
    METALS - STEEL
  Crompton & Knowles Corp. ..................................   US             12,700        336,550         1.0
    CHEMICALS
  Steel Dynamics, Inc.-/- ...................................   US              4,200         67,200         0.2
    METALS - STEEL
                                                                                        ------------
                                                                                           1,314,700
                                                                                        ------------
Consumer Durables (3.8%)
  Avis Rent A Car, Inc.-/- ..................................   US             17,000        542,938         1.6
    TRANSPORTATION - ROAD & RAIL
  Tower Automotive, Inc.-/- .................................   US             10,800        454,275         1.3
    AUTO PARTS
  Aftermarket Technology Corp.-/- ...........................   US             17,400        315,375         0.9
    AUTO PARTS
                                                                                        ------------
                                                                                           1,312,588
                                                                                        ------------
Multi-Industry/Miscellaneous (2.5%)
  Cornell Corrections, Inc.-/- ..............................   US             23,500        487,625         1.4
    MISCELLANEOUS
  Equity Corporation International-/- .......................   US             15,600        360,750         1.1
    MISCELLANEOUS
                                                                                        ------------
                                                                                             848,375
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $31,799,304) .................                             32,695,503        95.8
                                                                                        ------------       -----

    The accompanying notes are an integral part of the financial statements.

                                       F6

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------
  Dated December 31, 1997, with State Street Bank & Trust
   Co., due January 2, 1998, for an effective yield of 5.80%
   collateralized by $905,000 U.S. Treasury Notes, 5.75% due
   12/31/98 (market value of collateral is $905,993,
   including accrued interest). (cost $884,000)  ............                           $    884,000         2.6
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $32,683,304)  * .....................                             33,579,503        98.4
Other Assets and Liabilities ................................                                554,948         1.6
                                                                                        ------------       -----

NET ASSETS ..................................................                           $ 34,134,451       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
          * For Federal income tax purposes, cost is $32,768,260 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $   2,952,339
                 Unrealized depreciation:            (2,141,096)
                                                  -------------
                 Net unrealized appreciation:     $     811,243
                                                  -------------
                                                  -------------

    The accompanying notes are an integral part of the financial statements.

                                       F7

                                VALUE PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Finance (36.6%)
  Student Loan Marketing Association ........................   US              5,175   $    719,972         2.9
    OTHER FINANCIAL
  Travelers Group, Inc. .....................................   US             11,850        638,419         2.6
    INSURANCE - MULTI-LINE
  Allstate Corp. ............................................   US              6,875        624,766         2.5
    INSURANCE - MULTI-LINE
  Chase Manhattan Corp. .....................................   US              5,675        621,413         2.5
    BANKS-MONEY CENTER
  Household International, Inc. .............................   US              4,600        586,779         2.4
    OTHER FINANCIAL
  NationsBank Corp. .........................................   US              9,600        583,800         2.3
    BANKS-SUPER REGIONAL
  First Union Corp. (N.C.) ..................................   US             11,300        579,125         2.3
    BANKS-SUPER REGIONAL
  Exel Ltd. .................................................   US              8,900        564,038         2.3
    INSURANCE - PROPERTY-CASUALTY
  BankAmerica Corp. .........................................   US              7,250        529,250         2.1
    BANKS-SUPER REGIONAL
  Citicorp ..................................................   US              4,100        518,394         2.1
    BANKS-MONEY CENTER
  Fleet Financial Group, Inc. ...............................   US              5,800        434,638         1.8
    BANKS-SUPER REGIONAL
  GreenPoint Financial Corp. ................................   US              5,900        428,119         1.7
    BANKS-REGIONAL
  Norwest Corp. .............................................   US             10,950        422,944         1.7
    BANKS-REGIONAL
  Equity Office Properties Trust ............................   US              9,700        306,156         1.2
    REAL ESTATE INVESTMENT TRUST
  Crescent Real Estate Equities Co. .........................   US              7,200        283,500         1.1
    REAL ESTATE INVESTMENT TRUST
  Tower Realty Trust, Inc. ..................................   US             11,100        273,338         1.1
    REAL ESTATE INVESTMENT TRUST
  Patriot American Hospitality, Inc. ........................   US              9,198        265,017         1.1
    REAL ESTATE INVESTMENT TRUST
  Equity Residential Property Trust .........................   US              4,875        246,492         1.0
    REAL ESTATE INVESTMENT TRUST
  Highwoods Properties, Inc. ................................   US              6,425        238,930         1.0
    REAL ESTATE INVESTMENT TRUST
  Felcor Suite Hotels, Inc. .................................   US              6,025        213,888         0.9
    REAL ESTATE INVESTMENT TRUST
                                                                                        ------------
                                                                                           9,078,978
                                                                                        ------------
Energy (16.4%)
  McDermott International, Inc. .............................   US             13,900        509,088         2.0
    ENERGY EQUIPMENT & SERVICES
  Mobil Corp. ...............................................   US              6,300        454,781         1.8
    OIL
  Amerada Hess Corp. ........................................   US              8,025        440,372         1.8
    OIL

    The accompanying notes are an integral part of the financial statements.

                                       F8

                                 VALUE PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Energy (Continued)
  Tosco Corp. ...............................................   US             10,600   $    400,813         1.6
    GAS PRODUCTION & DISTRIBUTION
  Unocal Corp. ..............................................   US              9,800        380,363         1.5
    OIL
  Ultramar Diamond Shamrock Corp. ...........................   US             11,925        380,109         1.5
    OIL
  Pinnacle West Capital Corp. ...............................   US              8,025        340,059         1.4
    ELECTRICAL & GAS UTILITIES
  Texaco, Inc. ..............................................   US              5,850        318,094         1.3
    OIL
  Edison International ......................................   US             10,300        280,031         1.1
    ELECTRICAL & GAS UTILITIES
  Central & South West Corp. ................................   US              8,700        235,444         1.0
    ELECTRICAL & GAS UTILITIES
  GPU, Inc. .................................................   US              5,225        220,103         0.9
    ELECTRICAL & GAS UTILITIES
  CMS Energy Corp. ..........................................   US              2,550        112,359         0.5
    ELECTRICAL & GAS UTILITIES
                                                                                        ------------
                                                                                           4,071,616
                                                                                        ------------
Services (14.5%)
  Bell Atlantic Corporation .................................   US              7,500        682,500         2.8
    TELEPHONE - REGIONAL/LOCAL
  Federated Department Stores, Inc.-/- ......................   US             15,800        680,388         2.7
    RETAILERS-APPAREL
  U.S. West, Inc. ...........................................   US             12,500        564,063         2.3
    TELEPHONE - REGIONAL/LOCAL
  Burlington Northern, Inc. .................................   US              6,000        557,625         2.3
    TRANSPORTATION - ROAD & RAIL
  The Limited, Inc. .........................................   US             19,825        505,538         2.0
    RETAILERS-APPAREL
  Time Warner, Inc. .........................................   US              5,525        342,550         1.4
    BROADCASTING & PUBLISHING
  ITT Corp.-/- ..............................................   US              3,100        256,913         1.0
    LEISURE & TOURISM
                                                                                        ------------
                                                                                           3,589,577
                                                                                        ------------
Materials/Basic Industry (11.2%)
  Imperial Chemical Industries PLC - ADR{\/} ................   UK             10,900        707,819         2.9
    CHEMICALS
  Hercules, Inc. ............................................   US              8,075        404,255         1.6
    CHEMICALS
  Stone Container Corp.-/- ..................................   US             38,600        402,888         1.6
    PAPER/PACKAGING
  Crompton & Knowles Corp. ..................................   US             14,400        381,600         1.5
    CHEMICALS
  W.R. Grace & Co. ..........................................   US              4,225        339,848         1.4
    CHEMICALS
  Aluminum Company of America (ALCOA) .......................   US              4,400        309,650         1.2
    METALS - NON-FERROUS

    The accompanying notes are an integral part of the financial statements.

                                       F9

                                 VALUE PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Materials/Basic Industry (Continued)
  PPG Industries, Inc. ......................................   US              4,200   $    239,925         1.0
    CHEMICALS
                                                                                        ------------
                                                                                           2,785,985
                                                                                        ------------
Consumer Durables (6.4%)
  Ford Motor Co. ............................................   US             14,650        713,272         2.9
    AUTOMOBILES
  Chrysler Corp. ............................................   US             12,725        447,761         1.8
    AUTOMOBILES
  Dollar Thrifty Automotive Group, Inc.-/- ..................   US             20,000        410,000         1.7
    AUTOMOBILES
                                                                                        ------------
                                                                                           1,571,033
                                                                                        ------------
Consumer Non-Durables (5.2%)
  RJR Nabisco Holdings Corp. ................................   US             16,875        632,813         2.5
    TOBACCO
  Philip Morris Cos., Inc. ..................................   US              8,550        387,422         1.6
    TOBACCO
  Fruit of the Loom, Inc.-/- ................................   US             10,700        274,188         1.1
    TEXTILES & APPAREL
                                                                                        ------------
                                                                                           1,294,423
                                                                                        ------------
Technology (4.9%)
  International Business Machines Corp. .....................   US              7,000        731,938         2.9
    COMPUTERS & PERIPHERALS
  Compaq Computer Corp.-/- ..................................   US              8,950        505,116         2.0
    COMPUTERS & PERIPHERALS
                                                                                        ------------
                                                                                           1,237,054
                                                                                        ------------
Capital Goods (1.2%)
  Textron, Inc. .............................................   US              4,800        300,000         1.2
    AEROSPACE/DEFENSE
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $21,927,922) .................                             23,928,666        96.4
                                                                                        ------------       -----

    The accompanying notes are an integral part of the financial statements.

                                      F10

                                 VALUE PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------
  Dated December 31, 1997, with State Street Bank & Trust
   Co., due January 2, 1998, for an effective yield of 5.80%, collateralized by $1,130,000 U.S. Treasury Notes, 5.75%
   due 12/31/98 (market value of collateral is $1,131,060,
   including accrued interest).
   (cost $1,104,000)  .......................................                           $  1,104,000         4.4
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $23,031,922)  * .....................                             25,032,666       100.8
Other Assets and Liabilities ................................                               (129,067)       (0.8)
                                                                                        ------------       -----

NET ASSETS ..................................................                           $ 24,903,599       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
          * For Federal income tax purposes, cost is $23,069,999 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $   2,281,685
                 Unrealized depreciation:              (319,018)
                                                  -------------
                 Net unrealized appreciation:     $   1,962,667
                                                  -------------
                                                  -------------

             Abbreviation:
             ADR--American Depositary Receipt

    The accompanying notes are an integral part of the financial statements.

                                      F11

                               SMALL CAP PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                               December 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $32,683,304) (Note 1)...................................  $33,579,503
  U.S. currency.....................................................................................         927
  Receivable for securities sold....................................................................     887,683
  Unamortized organizational costs (Note 1).........................................................      13,972
  Dividends receivable..............................................................................      10,766
  Interest receivable...............................................................................         142
                                                                                                      ----------
    Total assets....................................................................................  34,492,993
                                                                                                      ----------
Liabilities:
  Payable for securities purchased..................................................................     348,610
  Payable for professional fees.....................................................................       5,453
  Payable for custodian fees........................................................................       2,924
  Payable for Trustees' fees and expenses (Note 2)..................................................         653
  Other accrued expenses............................................................................         902
                                                                                                      ----------
    Total liabilities...............................................................................     358,542
                                                                                                      ----------
Net assets..........................................................................................  $34,134,451
                                                                                                      ----------
                                                                                                      ----------
Net assets consist of:
  Paid in capital...................................................................................  $29,310,377
  Accumulated net investment income.................................................................     138,935
  Accumulated net realized gain on investments and foreign currency transactions....................   3,788,940
  Net unrealized appreciation of investments........................................................     896,199
                                                                                                      ----------
Total -- representing net assets applicable to shares of beneficial interest outstanding............  $34,134,451
                                                                                                      ----------
                                                                                                      ----------

    The accompanying notes are an integral part of the financial statements.

                                      F12

                               SMALL CAP PORTFOLIO

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1997

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Interest income.............................................................................  $  95,213
  Dividend income.............................................................................     35,957
                                                                                                ---------
    Total investment income...................................................................    131,170
                                                                                                ---------
Expenses:
  Investment management and administration fees (Note 2)......................................    120,544
  Custodian fees..............................................................................     21,876
  Legal fees..................................................................................     11,855
  Amortization of organization costs (Note 1).................................................      5,000
  Audit fees..................................................................................      3,000
  Other expenses (Note 1).....................................................................        122
                                                                                                ---------
    Total expenses before reductions..........................................................    162,397
                                                                                                ---------
      Expense reductions......................................................................    (20,049)
                                                                                                ---------
    Total net expenses........................................................................    142,348
                                                                                                ---------
Net investment loss...........................................................................    (11,178)
                                                                                                ---------
Net realized and unrealized gain on investments: (Note 1)
  Net realized gain on investments.................................................  $2,524,251
  Net change in unrealized appreciation of investments.............................  1,674,235
                                                                                     ---------
Net realized and unrealized gain on investments...............................................  4,198,486
                                                                                                ---------
Net increase in net assets resulting from operations..........................................  $4,187,308
                                                                                                ---------
                                                                                                ---------

    The accompanying notes are an integral part of the financial statements.

                                      F13

                               SMALL CAP PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                              YEAR ENDED     YEAR ENDED
                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1997           1996
                                                                             -------------  -------------
Increase in net assets
Operations:
  Net investment income (loss).............................................   $   (11,178)   $   145,368
  Net realized gain on investments and foreign currency transactions.......     2,524,251      1,264,689
  Net change in unrealized appreciation (depreciation) of investments......     1,674,235       (782,829)
                                                                             -------------  -------------
    Net increase in net assets resulting from operations...................     4,187,308        627,228
                                                                             -------------  -------------
Beneficial interest transactions:
  Contributions............................................................    34,998,418     31,029,243
  Withdrawals..............................................................   (24,498,523)   (15,955,572)
                                                                             -------------  -------------
    Net increase from beneficial interest transactions.....................    10,499,895     15,073,671
                                                                             -------------  -------------
Total increase in net assets...............................................    14,687,203     15,700,899
Net assets:
  Beginning of year........................................................    19,447,248      3,746,349
                                                                             -------------  -------------
  End of year..............................................................   $34,134,451    $19,447,248
                                                                             -------------  -------------
                                                                             -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F14

                               SMALL CAP PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                        OCTOBER 18, 1995
                                                                         (COMMENCEMENT
                                           YEAR ENDED     YEAR ENDED     OF OPERATIONS)
                                          DECEMBER 31,   DECEMBER 31,   TO DECEMBER 31,
                                              1997           1996             1995
                                          ------------   ------------   ----------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $ 34,134       $ 19,447         $  3,746
Ratio of net investment income to
 average net assets.....................      (0.04)%         0.94%            1.74% (a)
Ratio of expenses to average net assets:
  With expense reductions...............       0.56%          0.70%            2.33% (a)
  Without expense reductions............       0.64%          0.70%            2.33% (a)
Portfolio turnover rate+................        233%           150%             N/A
Average commission rate per share paid
 on portfolio transactions+.............   $ 0.0517       $ 0.0489              N/A

--------------

 (a) Annualized
  + Portfolio turnover rate and average commission rate paid on portfolio transactions are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                      F15

                                 VALUE PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                               December 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $23,031,922) (Note 1)...................................  $25,032,666
  U.S. currency.....................................................................................         988
  Receivable for securities sold....................................................................      90,237
  Dividends receivable..............................................................................      42,920
  Unamortized organizational costs (Note 1).........................................................      13,971
  Interest receivable...............................................................................         178
                                                                                                      ----------
    Total assets....................................................................................  25,180,960
                                                                                                      ----------
Liabilities:
  Payable for securities purchased..................................................................     263,514
  Payable for professional fees.....................................................................       4,364
  Payable for Trustees' fees and expenses (Note 2)..................................................       3,783
  Payable for custodian fees........................................................................       2,892
  Other accrued expenses............................................................................       2,808
                                                                                                      ----------
    Total liabilities...............................................................................     277,361
                                                                                                      ----------
Net assets..........................................................................................  $24,903,599
                                                                                                      ----------
                                                                                                      ----------
Net assets consist of:
  Paid in capital...................................................................................  $20,468,434
  Accumulated net investment income.................................................................     347,658
  Accumulated net realized gain on investments and foreign currency transactions....................   2,086,763
  Net unrealized appreciation of investments........................................................   2,000,744
                                                                                                      ----------
Total -- representing net assets applicable to shares of beneficial interest outstanding............  $24,903,599
                                                                                                      ----------
                                                                                                      ----------

    The accompanying notes are an integral part of the financial statements.

                                      F16

                                 VALUE PORTFOLIO

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1997

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Dividend income.............................................................................  $ 357,943
  Interest income.............................................................................     46,139
                                                                                                ---------
    Total investment income...................................................................    404,082
                                                                                                ---------
Expenses:
  Investment management and administration fees (Note 2)......................................     74,372
  Custodian fees..............................................................................      9,431
  Legal fees..................................................................................      8,817
  Amortization of organization costs (Note 1).................................................      5,000
  Audit fees..................................................................................      4,949
  Trustees' fees and expenses (Note 2)........................................................        130
  Other expenses (Note 1).....................................................................      4,351
                                                                                                ---------
    Total expenses before reductions..........................................................    107,050
                                                                                                ---------
      Expense reductions......................................................................     (1,332)
                                                                                                ---------
    Total net expenses........................................................................    105,718
                                                                                                ---------
Net investment income.........................................................................    298,364
                                                                                                ---------
Net realized and unrealized gain on investments: (Note 1)
  Net realized gain on investments.................................................  $1,352,859
  Net change in unrealized appreciation of investments.............................  2,016,032
                                                                                     ---------
Net realized and unrealized gain on investments...............................................  3,368,891
                                                                                                ---------
Net increase in net assets resulting from operations..........................................  $3,667,255
                                                                                                ---------
                                                                                                ---------

    The accompanying notes are an integral part of the financial statements.

                                      F17

                                 VALUE PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                              YEAR ENDED     YEAR ENDED
                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1997           1996
                                                                             -------------  -------------
Increase in net assets
Operations:
  Net investment income....................................................   $   298,364    $    50,661
  Net realized gain on investments and foreign currency transactions.......     1,352,859        733,904
  Net change in unrealized appreciation (depreciation) of investments......     2,016,032        (69,965)
                                                                             -------------  -------------
    Net increase in net assets resulting from operations...................     3,667,255        714,600
                                                                             -------------  -------------
Beneficial interest transactions:
  Contributions............................................................    24,444,169     10,565,026
  Withdrawals..............................................................   (11,524,091)    (4,841,948)
                                                                             -------------  -------------
    Net increase from beneficial interest transactions.....................    12,920,078      5,723,078
                                                                             -------------  -------------
Total increase in net assets...............................................    16,587,333      6,437,678
Net assets:
  Beginning of year........................................................     8,316,266      1,878,588
                                                                             -------------  -------------
  End of year..............................................................   $24,903,599    $ 8,316,266
                                                                             -------------  -------------
                                                                             -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F18

                                 VALUE PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                        OCTOBER 18, 1995
                                                                         (COMMENCEMENT
                                           YEAR ENDED     YEAR ENDED     OF OPERATIONS)
                                          DECEMBER 31,   DECEMBER 31,   TO DECEMBER 31,
                                              1997           1996             1995
                                          ------------   ------------   ----------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $ 24,904       $  8,316         $  1,879
Ratio of net investment income to
 average net assets.....................       1.90%          0.88%           (1.04)% (a)
Ratio of expenses to average net assets:
  With expense reductions...............       0.67%          1.06%            4.33% (a)
  Without expense reductions............       0.68%          1.06%            4.33% (a)
Portfolio turnover rate+................         93%           256%             N/A
Average commission rate per share paid
 on portfolio transactions+.............   $ 0.0278       $ 0.0551              N/A

--------------

 (a) Annualized
  + Portfolio turnover rate and average commission rate paid on portfolio transactions are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                      F19

                              SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS
                               December 31, 1997

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Small Cap Portfolio and Value Portfolio ("Portfolios") are organized as New York Trusts and are registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified open-end management investment companies. The following is a summary of significant accounting policies consistently followed by the Portfolios in the preparation of the financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(A)  PORTFOLIO  VALUATION
The Portfolios calculate the net asset value of and complete orders to purchase, exchange or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by Chancellor LGT Asset Management, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost, adjusted for market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Company's Board of Trustees.

(B) REPURCHASE  AGREEMENTS
With respect to repurchase agreements entered into by a Portfolio (the phrase "Portfolio" hereinafter includes each of the two Portfolios), it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(C) OPTION  ACCOUNTING  PRINCIPLES
When a Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the

Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security, and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(D) FUTURES  CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, a Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract


                                      F21

                               SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in interest rates.

(E) SECURITY  TRANSACTIONS AND RELATED  INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(F) PORTFOLIO SECURITIES LOANED At December 31, 1997 Small Cap Portfolio and Value Portfolio had stocks with an aggregate value of $1,812,494 and $794,531 respectively, which were on loan to brokers. The loans were secured by cash collateral of $1,869,550, received by Small Cap Portfolio and $810,000, received by Value Portfolio. Cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. The collateral cash is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. Small Cap Portfolio and Value Portfolio received securities lending fees of $17,489 and $896 respectively.

(G) DEFERRED  ORGANIZATIONAL  EXPENSES
Expenses incurred by the Portfolios in connection with their organization, their initial registration with the Securities and Exchange Commission and with various states and the initial public offering of their shares aggregated $25,000 for each Portfolio. These expenses are being amortized on a straightline basis over a five-year period.

(H) TAXES
It is the policy of the Portfolios to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held, and excise tax on income and capital gains.

(I) RESTRICTED SECURITIES
A Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

(J) INDEXED SECURITIES
A Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(K) LINE OF CREDIT
Each of the GT Global America Small Cap Growth Fund and the GT Global America Value Fund (and their respective Portfolios), along with certain other funds advised and/or administered by the Manager, has a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow all specific funds to borrow an aggregate maximum amount of $250,000,000. Each of these two funds is limited to borrowing up to 33 1/3% of the value of each Fund's total assets. The Funds had no loans outstanding at December 31, 1997.

For the year ended December 31, 1997, the average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) for Small Cap Portfolio and Value Portfolio was $101,429 and $284,000 with a weighted average interest rate of 6.34% and 6.31%, respectively. Interest expense for Small Cap Portfolio and Value Portfolio for the year ended December 31, 1997 was $125 and $50, respectively, included in "Other Expenses" on the Statement of Operations.

2. RELATED PARTIES
Chancellor LGT Asset Management, Inc. is the Portfolio's investment manager and administrator. Each portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $500 million; 0.425% on the next $500 million; and 0.40% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, GT Global or GT Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At December 31, 1997, all of the shares of beneficial interest of each Portfolio were owned either by GT Global America Small Cap Growth Fund and GT Global America Value Fund or the Manager.

3. PURCHASES AND SALES OF SECURITIES
For the year ended December 31, 1997, purchases of investment securities by the Small Cap Portfolio and Value Portfolio, other than U.S. government obligations and short-term investments, aggregated $1,037,388,895 and $25,951,699, respectively. Sales of investment securities by the Small Cap Portfolio and Value Portfolio, other than U.S. government obligations and short-term investments, aggregated $1,221,752,474 and $13,967,002, respectively. There were no purchases or sales of U.S. government obligations by the Portfolios during the year.


                                      F23

                                     PART C


Item 24.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

      (a)   Financial Statements

            The following financial statements as of December 31, 1997, and for the fiscal year then ended for Small Cap Portfolio and Value Portfolio are included herewith.


            --Report of Independent Accountants
            --Portfolios of Investments
            --Statements of Assets and Liabilities
            --Statements of Operations
            --Statements of Changes in Net Assets
            --Supplementary Data
            --Notes to Financial Statements

      (b)   Exhibits

            1.    Amended   and   Restated   Declaration   of   Trust  of  the
                  Registrant. (1)

            2.    Form of By-Laws of the Registrant. (1)

            5. Investment Management and Administration Contract between the Registrant and Chancellor LGT Asset Management, Inc. (1)

            8. Custodian Agreement between the Registrant and State Street Bank and Trust Company. (1)

            9. Transfer Agency Agreement between the Registrant and GT Global Investor Services, Inc. (1)

            11. Consent of Coopers & Lybrand L.L.P., Independent Accountants - Filed herewith.

            13.   Investment representation letters of initial investors. (2)

            27.   Financial Data Schedules - Filed herewith.

-------------------------------

(1) Incorporated by reference to the identically enumerated Exhibit or the Registration Statement on Form N-1A, filed on October 17, 1995.

(2) Incorporated by reference to the identically enumerated Exhibit Of Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, filed on April 29, 1996.

Item 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
-----------------------------------------------------------------------

   Not applicable.

Item 26.  NUMBER OF HOLDERS OF SECURITIES.
-----------------------------------------

   (1)                     (2)
   Title of Class          Number of Record Holders
   Series of Beneficial    (as of April 15, 1998)
   Interests

   Small Cap Portfolio                 2

   Value Portfolio                     2

Item 27.  INDEMNIFICATION.
-------------------------

    Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to the Registration Statement on Form N-1A, filed on October 17, 1995.

    The Registrant's Trustees and officers are insured under a directors and officers/errors and omissions liability insurance policy and the Registrant is insured under a fidelity bond required by Rule 17g-1 under the 1940 Act.

Item 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.
--------------------------------------------------------------

    Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of Chancellor LGT Asset Management, Inc. is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A and the sections entitled "Trustees and Executive Officers" and "Management" in the Feeder's Part B.

    Information as to the directors and officers of Chancellor LGT Asset Management, Inc., the Registrant's investment manager, is included in such manager's Form ADV (File No. 801-10254), filed with the SEC, which is incorporated herein by reference thereto.

Item 29.  PRINCIPAL UNDERWRITERS.
--------------------------------

    Not applicable.

Item 30.  LOCATION OF ACCOUNTS AND RECORDS.
------------------------------------------

    Accounts, books and other records required by Rules 31a-1 and 31a-2 under the 1940 Act, are maintained and held in the offices of the Registrant and its investment manager, Chancellor LGT Asset Management, Inc., 50 California Street, 27th Floor, San Francisco, California 94111.


   Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.



Item 31.  MANAGEMENT SERVICES.
-----------------------------

   Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.


Item 32.  UNDERTAKINGS.
----------------------

   None.

Coopers                                      COOPERS & LYBRAND L.L.P
& Lybrand                                    a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of Growth Portfolio:

Re:   Small Cap Growth Portfolio
      Value Portfolio

We hereby consent to the inclusion in Post Effective Amendment No. 4 to the Registration Statement of The Growth Portfolio, on Form N1-A No. 811-07363 of our report dated February 17, 1998 on our audit of the financial statements and supplementary data of the above referenced Portfolios which report is included in the Annual Report to Shareholders for the year ended December 31, 1997 which is included in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Financial Statements."




                                          /s/ Coopers & Lybrand L.L.P.
                                          -------------------------------------
                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 30, 1998

                                SIGNATURES


   Pursuant to the requirements of the Investment Company Act of 1940, Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 28th day of April, 1998.


                                 GROWTH PORTFOLIO


                                 By  /s/ Michael A. Silver
                                     --------------------------
                                     Michael A. Silver
                                     Assistant Secretary